Exhibit 99.4

CONSENT OF SANDLER O’NEILL & PARTNERS, L.P.
We hereby consent to the inclusion of our opinion letter to the Board of Directors of Taylor Capital Group, Inc. (the “Company”) as an Appendix to the joint Proxy Statement/Registration Statement on Form S-4 as filed with the Securities and Exchange Commission relating to the proposed merger of the Company with MB Financial, Inc. contained in such joint Proxy Statement/Registration Statement and to the references to our firm and such opinion contained therein. In giving such consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such amended Proxy Statement/Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ SANDLER O’NEILL & PARTNERS, L.P.
New York, New York
October 14, 2013